Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A (the “Registration Statement”) of the Allianz Funds Multi-Strategy Trust (the “Trust”) comprised of Allianz RCM Global EcoTrends Fund, Allianz RCM Global Water Fund, Allianz NACM Global Equity 130/30 Fund, Allianz NACM International Growth Fund, Allianz RCM All Horizons Fund, Allianz RCM Disciplined Equity Fund, Allianz RCM International Opportunities Fund, Allianz Global Investors Solutions Retirement Income Fund, Allianz Global Investors Solutions 2015 Fund, Allianz Global Investors Solutions 2020 Fund, Allianz Global Investors Solutions 2030 Fund, Allianz Global Investors Solutions 2040 Fund and Allianz Global Investors Solutions 2050 Fund, mutual fund series of the Trust, of our report dated January 23, 2008, relating to the financial statements and financial highlights which appears in the November 30, 2007 Annual Report to Shareholders of Allianz RCM Global Ecotrends(sm) Fund, which is also incorporated by reference into the Registration Statement.

We also hereby consent to the incorporation by reference in this Registration Statement of our report dated May 27, 2008, relating to the financial statements and financial highlights which appear in the March 31, 2008 Report to Shareholders of Nicholas-Applegate International Growth Fund, a series of shares of the Nicholas-Applegate Institutional Funds, which is also incorporated by reference into the Registration Statement.

We also hereby consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Name of Vendor” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York December 17, 2008